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                                                                      EXHIBIT 11



                        DEP CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED STATEMENTS OF
                      COMPUTATION OF PER SHARE GAIN (LOSS)
                                   (UNAUDITED)


                                                          Three Months Ended
                                                             October 31,
                                                       ------------------------
                                                         1997          1996
                                                       ---------    -----------
Net income (loss)..................................     $510,000    $(2,063,000)
                                                       =========    ===========

Shares:
Weighted average shares outstanding................    6,876,140      6,251,140
                                                       =========    ===========


Income (loss) per share............................        $0.07         $(0.33)
                                                       =========    ===========